UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

February 18, 2015
Date of Report (Date of earliest event reported)

QUALCOMM Incorporated
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-19528	95-3685934
(Commission File Number)	(IRS Employer Identification No.)

5775 Morehouse Drive, San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

858-587-1121
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

Revolving Credit Agreement
On February 18, 2015, Qualcomm Incorporated (the Company) entered into a Revolving Credit Agreement (the Revolving Credit Agreement), among the Company, the lenders party thereto and Bank of America, N.A., as administrative agent, swing line lender and letter of credit issuer.
The Revolving Credit Agreement provides for a five-year senior unsecured revolving credit facility (the Revolving Credit Facility) in an aggregate principal amount of $4.0 billion, pursuant to which the Company may obtain, subject to the satisfaction of customary conditions, loans in U.S. Dollars or alternate currencies, including Euros, Pounds Sterling and Yen. Proceeds from the Revolving Credit Facility will be used for working capital, capital expenditures and other general corporate purposes. The Revolving Credit Facility is unsecured and will not be guaranteed by any subsidiary of the Company.
Loans under the Revolving Credit Facility will bear interest, at the option of the Company, at either LIBOR (determined in accordance with the Revolving Credit Agreement) plus an initial margin of 0.700% per annum or the Base Rate (determined in accordance with the Revolving Credit Agreement) plus an initial margin of 0.000% per annum. The Revolving Credit Facility has a facility fee, which will initially accrue at a rate of 0.050% per annum, on the daily amount of the aggregate commitments of the lenders in respect to the Revolving Credit Facility. The applicable margins over LIBOR and the Base Rate, as well the facility fee, will fluctuate based upon the long-term unsecured senior, non-credit enhanced debt ratings of the Company by Standard & Poor’s Financial Services LLC and Moody’s Investors Service, Inc.
The Revolving Credit Agreement contains certain customary representations and warranties, affirmative and negative covenants and events of default. Negative covenants include, among others, limitations on the incurrence of liens by the Company and its subsidiaries and the incurrence of indebtedness by the Company’s subsidiaries. In addition, the Revolving Credit Agreement requires that the Company maintain a ratio of consolidated earnings before interest, taxes, depreciation and amortization to consolidated interest expense of not less than 3.00 to 1.00 at the end of each fiscal quarter. If any of the events of default occur and are not cured within applicable grace periods or waived, any unpaid amounts under the Revolving Credit Agreement may be declared immediately due and payable and the commitments may be terminated.
At this time, the Company has not borrowed any funds under the Revolving Credit Agreement.
The foregoing summary of the Revolving Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Revolving Credit Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the Revolving Credit Agreement is hereby incorporated by reference into this Item 2.03 insofar as it relates to the creation of a direct financial obligation of the Company.
Item 9.01.    Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description of Exhibit
10.1	Revolving Credit Agreement among Qualcomm Incorporated, the lenders party thereto and Bank of America, N.A., as Administrative Agent, dated as of February 18, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUALCOMM Incorporated

Date:	February 18, 2015	By:	/s/ George S. Davis
George S. Davis
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Revolving Credit Agreement among Qualcomm Incorporated, the lenders party thereto and Bank of America, N.A., as Administrative Agent, dated as of February 18, 2015.